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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 ("Registration Statement") of our report dated March 27, 2009 relating to the financial statements of Phoenix Life Variable Accumulation Account, which appears in such Registration Statement. We also hereby consent to the use of our report dated April 10, 2009 relating to the financial statements of Phoenix Life Insurance Company, which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 10, 2009